OPTION AGREEMENT

THIS AGREEMENT is dated as of January 6, 2017

AMONG:

SIERRA PACIFIC INDUSTRIES, INC.,
with an address at
19794 Riverside Avenue, Anderson, CA 96007

(the "**Optionor**")

AND:

RISE GRASS VALLEY, INC.,
a Nevada corporation with an address at
Suite 448 – 1090 West Georgia Street, Vancouver, BC V6E 3V7

(the "**Optionee**")

WHEREAS:

A. The Optionor is the recorded and beneficial owner of certain surface rights totaling approximately 82 acres located near Grass Valley, California, as more particularly described in Schedule "A" attached hereto (the "**Property**"); and

B. The Optionor desires to grant and the Optionee desires to acquire the exclusive right to purchase 100% of Optionor's right, title and interest in and to the Property on the terms and subject to the conditions set out herein.

NOW THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

1.1 In addition to the terms defined herein, in this Agreement the following terms shall have the following meanings:

(a) "**Agreement**" means this option agreement and every schedule or exhibit attached hereto, all as may be amended in writing by the parties from time to time;

(b) "**Closing Date**" means March 31, 2017, or such other date as may be agreed upon by the parties;

(c) "**Environmental Laws**" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., the Endangered Species Act, 16 U.S.C. Sections 1531 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Sections 25249.5, et seq., the Porter Cologne Water Quality Control Act, California Water Code, Sections 13000 et seq., the California Fish & Game Code, Sections 1600 et

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seq. and 2081 et seq., as said laws have been, or may in the future be, supplemented or amended, the regulations promulgated or to be promulgated in the future pursuant to said laws, and any other federal, state or local law, statute, rule, regulation, ordinance, order, decree and/or directive which regulates or proscribes the presence, suspected presence, use, handling, generation, storage, release, threatened release, transport, and/or disposal of Hazardous Material(s) (as defined below) into the environment; and

(d) "**Hazardous Material(s)**" means any substance which is designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, nuisance, pollutant or contaminant under any Environmental Law, as currently in effect or as hereafter amended or enacted, and any chemical, substance, material, constituent, controlled substance, object, condition, waste, living organisms or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum hydrocarbons and petroleum products, lead, asbestos, radon, polychlorinated biphenyls (PCBs), volatile organic compounds (VOCs), metals and all of those chemicals, substances, materials, constituents, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law, statute, rule, regulation, ordinance, order, decree and/or directive based upon, directly or indirectly, such properties or effects.

2. OPTION

2.1 In consideration for a non-refundable cash payment of $100,000 by the Optionee to the Optionor (the "**Deposit**"), the Optionor hereby grants the Optionee the sole and exclusive right and option to acquire Optionor's undivided 100% interest in and to the Property from the date hereof until the Closing Date (the "**Option**"). The Deposit will be applied to the purchase price of the Property on the Closing Date if the Optionee exercises the Option.

2.2 The Optionee shall pay the Deposit in immediately available funds promptly upon the execution and delivery of this Agreement by the parties and in accordance with written instructions provided by the Optionor to the Optionee.

2.3 During the term of the Option, the Optionor shall remain solely responsible for any and all payments on the Property due to any governmental authority.

3. PURCHASE AND SALE

3.1 In order to exercise the Option, the Optionee shall pay the Optionor an aggregate of $1,900,000 in cash on the Closing Date. Immediately upon such exercise, an undivided 100% interest in and to the Property shall vest and shall be deemed for all purposes hereof to have vested in the Optionee.

3.2 Upon the exercise of the Option, the Optionor shall deliver to the Optionee recordable assignments, conveyances, transfers or such other documents as may be required to transfer title to the Property to Optionee with the appropriate government authorities.

3.3 On the Closing Date, the Optionor shall deliver to the Optionee any and all data and other information in their possession or control relating to the Property that has not been previously delivered to the Optionee.

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4. REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Optionor. The Optionor represents and warrants to the Optionee and acknowledges that the Optionee is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement:

(a) the Optionor is the sole recorded and beneficial owner of the Property;

(b) the Property is not subject to any agreements or rights of third parties; Schedule "A" attached hereto sets forth a true, accurate and complete legal description the Property and Optionor has good and marketable title to the surface rights comprising the Property, free and clear of all liens, charges and encumbrances whatsoever except those which will be removed on or before the Closing Date;

(c) there are no actions, suits, investigations or proceedings before any court, arbitrator, administrative agency or other tribunal or governmental authority, whether current, threatened, or to the best of the Optionor's knowledge, pending, which directly or indirectly relate to or affect the Property or the interest of the Optionor therein in any material respect, nor is the Optionor aware of any facts that would lead it to suspect that any actions, suits, investigations or proceedings are reasonably likely to be initiated or threatened;

(d) the Optionor has paid all taxes, assessments, rentals, levies, or other payments relating to the Property required to be made to any federal, state, county or municipal government authority;

(e) the Optionor has duly filed all reports and returns required to be filed with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement, and all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or, to the knowledge of the Optionor, threatened, and none of them will be materially adversely affected by the Optionor entering into this Agreement;

(f) the Optionor has held the Property in material compliance with all laws, rules, statutes, ordinances, orders and regulations and the Optionor has not received any notice of any violation thereof, nor are the Optionor aware of any valid basis therefore;

(g) there is no adverse claim or challenge against or to the ownership of or title to the Property or any portion thereof, nor, to Optionor's knowledge, any basis for any such claim or challenge, and there are no outstanding agreements or options to purchase or otherwise acquire the Property or any portion thereof or any interest therein;

(h) there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Property, the Optionor has not received any notice of the same and is not aware of any basis on which any such orders or direction could be made;

(i) this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Optionor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally;

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(j) the Optionor has the capacity to enter into this Agreement and the execution of this Agreement and the completion of the transactions contemplated hereby does not violate the governing documents of the Optionor, the provisions of any law, order, rule or regulation applicable to the Optionor or constitute a breach of any agreement to which the Optionor is a party; and

(k) neither the Optionor's execution and delivery of this Agreement nor the performance of the terms hereof requires any consent or approval from any third party.

4.2 Representations and Warranties of the Optionee. The Optionee represents and warrants to the Optionor and acknowledges that the Optionor is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement:

(a) the Optionee is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(b) this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Optionee enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally;

(c) the Optionee has the capacity to enter into this Agreement and the execution of this Agreement and the completion of the transactions contemplated hereby does not violate the governing documents of the Optionee, the provisions of any law, order, rule or regulation applicable to the Optionee or constitute a breach of any agreement to which the Optionee is a party; and

(d) neither the Optionee's execution and delivery of this Agreement nor the performance of the terms hereof requires any consent or approval from any third party.

4.3 Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive the Closing Date and shall continue in full force and effect for the benefit of the Optionor and the Optionee, as applicable. Such representations and warranties shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Agreement, and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Optionor and the Optionee shall have the right to waive any representation and warranty made by the other party in their favour without prejudice to any of their recourses with respect to any other breach by such party.

5. CONDITIONS PRECEDENT

5.1 The obligation of the Optionee to complete the purchase of the Property contemplated hereby is subject to the satisfaction of the following conditions precedent:

(a) the Optionor's representations and warranties will be true and correct at the Closing Date;

(b) the Optionee shall have had the right to conduct a due diligence review with respect to the Property and title thereto and shall be satisfied with same, in its sole discretion;

(c) the Optionor shall have received all regulatory approvals or consents necessary to consummate the transactions set out herein including, without limitation, the sale of the Property to the Optionee;

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(d) the Optionor will have performed and complied in all material respects with any obligations which they may have to the Optionee under this Agreement; and

(e) no statute, rule, regulation, decree, ruling or injunction will have been enacted or entered into, and no litigation, proceeding, government inquiry or investigation will be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement.

5.2 The foregoing conditions precedent are inserted for the sole benefit of the Optionee and may be waived in whole or in part by the Optionee by notice in writing to the Optionor at any time prior to the Closing Date.

6. TERMINATION

6.1 At any time prior to the Closing Date, the Optionee, in its sole discretion, may terminate the Option by providing written notice to the Optionor. In the event of such termination, this Agreement shall also terminate, with the exception of those obligations of a party hereunder that expressly survive such termination, and each party shall cease to be liable to the other parties in debt, damages or otherwise, save for the performance of those obligations of which theretofore should have been performed or those obligations which survive the termination of the Option in accordance with this Agreement. For clarity, if the Option is terminated for any reason whatsoever the Optionor shall be entitled to retain the Deposit.

7. INDEMNIFICATION

7.1 Indemnification by the Optionor. The Optionor shall indemnify, defend and hold harmless the Optionee, its affiliates and their respective directors, officers, employees, agents and representatives from and against any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including reasonable legal fees (collectively, "**Claims**"), which may be made or brought against the Optionee or which the Optionee may suffer or incur as a result of, in respect of or arising out of any non-fulfillment of any covenant or agreement on the part of the Optionor under this Agreement or any incorrectness in or breach of any representation or warranty of the Optionor contained or incorporated by reference herein or in any other document furnished by the Optionor pursuant to or in relation hereto. This indemnification obligation shall survive the Closing Date and be subject to the requirement that the Optionor shall, in respect of any Claim made by any third party, be afforded an opportunity at its sole expense, to resist, defend and compromise the same in a timely manner.

7.2 Indemnification by the Optionee. Following the exercise of the Option, the Optionee shall indemnify, defend and hold harmless the Optionor from and against any Claim which may be made or brought against the Optionor or which the Optionor may suffer or incur as a result of any historic, existing or future operations or conditions on the Property, including without limitation any remediation obligations arising under any agreement or applicable law, including, and without limitation, any Environmental Law, the presence, condition, or release of any Hazardous Materials on the Property, or any violation of applicable law, including without limitation any Environmental Law. This indemnification obligation shall survive the Closing Date and be subject to the requirement that the Optionee shall, in respect of any Claim made by any third party, be afforded an opportunity at its sole expense to resist, defend and compromise the same in a timely manner.

8. NOTICES

8.1 Any notice or other writing required or permitted to be given hereunder or for the purposes hereof to either the Optionor or the Optionee shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by e-mail if confirmation of transmission to

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the recipient is received, to their respective address on the first page of this Agreement, or as follows:

(a) in the case of a notice to the Optionor, to GBlanc@spi-ind.com

(b) in case of a notice to the Optionee, to b_mossman@hotmail.com;

or at such other address or addresses as the party to whom such writing is to be given shall have last notified the party or parties giving the same in the manner provided in this Section 8.1.

9. GENERAL

9.1 Alteration and Amendment. No alteration or amendment to this Agreement shall take effect unless it is in writing duly executed by the parties.

9.2 Time of the Essence. Time shall be of the essence of this Agreement.

9.3 Currency. All references to currency in this Agreement are to United States dollars unless expressly stated otherwise

9.4 Further Assurances. The parties covenant and agree to execute and deliver all such further documents, deeds, conveyances and instruments, and to do all such further acts and things as may be necessary or desirable to carry out the full intent and meaning of this Agreement.

9.5 Validity and Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and any such invalid or unenforceable provision shall be deemed to be severable.

9.6 Waiver. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of and between the parties relating to the Property and there are no representations, warranties, covenants or other agreements among the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

9.8 Assignment. No party may transfer all or part of its rights under this Agreement to a third party without the prior written consent of the other parties. Notwithstanding the foregoing, the Optionee may freely transfer all or part of its rights under this Agreement to a corporation controlled by the Optionee.

9.9 Independent Legal Advice. Optionor acknowledges that this Agreement has been prepared on behalf of the Optionee by legal counsel to the Optionee and acknowledges that such Optionor has had sufficient time to review this Agreement thoroughly, has read and understood the terms of this Agreement and has been given the opportunity to obtain independent legal advice concerning the interpretation and effect of this Agreement prior to its execution.

9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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9.11 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties, and except as otherwise provided or as would be inconsistent with the provisions of this Agreement, their respective heirs, executors, administrators, successors and assigns.

9.12 Counterparts. This Agreement may be executed in counterparts and delivered by electronic transmission, each of which so executed and delivered shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

SIERRA PACIFIC INDUSTRIES INC.

Per: ______________________
Name: M D Emmerson
Title Chairman and CFO

RISE GRASS VALLEY INC.

Per: ______________________
Name: Benjamin Mossman
Title CEO

SCHEDULE "A"

THE PROPERTY (SURFACE LAND)

Parcel Number	Description	Lot Size
06-441-34-000	PTN LOT 8 BET ACRES	16.01 AC
06-441-03-000	PTN NW ¼ OF 31-16-9	15.19 AC
06-441-04-000	PTN 31-16-9	0.85 AC
06-441-05-000	PTN W ½ OF 31-16-9	50.01 AC

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